# DEBT SETTLEMENT AGREEMENT
# OCTOBER 14, 2004

THIS DEBT SETTLEMENT AGREEMENT ("Agreement") is effective as of the 14th day of October, 2004 by and among The Bluebook International Holding Company, a Delaware corporation (the "Company"), and Daniel T. Josipovich, an Individual (the "Creditor").

**RECITALS**

A. The Company is indebted to the Creditor in the amount of $358,113.19 (the "Debt"), which remains unpaid as of this Agreement.

B. The Company wishes to pay and the Creditor has accepted to receive payment of a substantial portion of the Debt owed to him with 9,549,685 shares of the Company's Common Stock subject to Rule 144 restrictions in accordance with the terms of this Agreement.

C. The Company is required to amend its Certificate of Incorporation to increase its authorized capital to allow for the issuance of the shares pursuant to this Agreement as well as other debt settlement agreements made as of even date with other parties.

**AGREEMENT - THE PARTIES HEREBY AGREE AS FOLLOWS:**

1. Purchase and Sale of Stock.

1.1 Authorization and Sale of Common Stock. The Company shall issue to the Creditor Nine Million Five Hundred Forty Nine Thousand Six Hundred Eighty Five (9,549,685) shares of the Company's Common Stock (the "Settlement Shares") within fifteen (15) calendar days from the date on which the required amendment to its Certificate of Incorporation is effected.

1.2 Consideration for Purchase. In consideration for the purchase of the Settlement Shares, the Creditor shall deem the Debt converted fully paid and discharged. However, the Company shall assume full responsibility for all taxes and expenses related to this transaction and shall fully indemnify the individual from any and all matters resulting from the execution of this agreement.

1.3 Closing. The closing of the purchase and sale of the Settlement Shares shall be binding and take place by an exchange of executed counterpart copies of this Agreement. The Company shall deliver to the Creditor within fifteen (15) calendar days from the date on which the required amendment to its Certificate of Incorporation is effected a certificate representing the Settlement Shares to the address stated on the last page of this Agreement.

2. The Company.

2.1 Qualification. The Company has all required power and authority necessary to own and operate its property, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

2.2 Authorization. All corporate action on the part of the Company, its officers and stockholders necessary for the authorization, execution and delivery of this Agreement, and all other agreements contemplated hereby to which the Company is a party, the performance of all obligations of the Company hereunder and thereunder, has been taken or will be taken. This Agreement, to which the Company is a party, constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, privatization, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent provisions contained in this Agreement may be limited by applicable federal or state securities laws.

2.3 Valid Issuance of Settlement Shares. The Settlement Shares that are being purchased by the Creditor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under all applicable state and federal securities laws.

2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings required pursuant to applicable federal and state securities laws.

2.5 Offering. Subject in part to the truth and accuracy of each of the Creditor's representations in this Agreement, the offer, sale and issuance of the settlement Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.6 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company (or, to the Company's knowledge, threatened against or affecting any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities) that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby.

3. Representations and Warranties. The Creditor represents and warrants as follows:

3.1 Statement of Business Purpose and Experience. The Creditor hereby represents and warrants that the Settlement Shares are being acquired for investment and not for the purpose of selling or otherwise disposing thereof. The Creditor has not offered or sold a participation in the Settlement Shares and will not offer or sell the Settlement Shares or interest therein or otherwise in violation of the Securities Act of 1933.

3.2 No Contemplated Sale. The Creditor further acknowledges that it does not have in mind any sale of the Settlement Shares currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined events or consequence; and that it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Settlement Shares and is not aware of any circumstances presently in existence that are likely in the future to prompt a disposition of the Settlement Shares.

3.2.1 The Creditor acknowledges that the Settlement Shares have been offered to it in direct communication with the Company and not through any advertisement of any kind.

3.3 Access to Information. The Creditor hereby represents and warrants that the Creditor has had reasonable access to all information pertaining to the Company, as follows:

3.3.1 Company -- Management: the Creditor represents and warrants that it knows the officers and directors of the Company personally and has had an opportunity to discuss the operations of the Company and consult with said officers and directors concerning the purchase of the Settlement Shares.

3.3.2 Company -- Finance: the Creditor hereby represents and warrants that it understands that the purchase of voting common stock hereunder is a high risk investment.

3.3.3 No Pre-emptive Rights: the Creditor hereby acknowledges and understands that it does not have pre-emptive rights or any right to maintain a percentage of ownership of the capital stock of the Company. The Creditor hereby acknowledges and understands that the Company intends to issue shares of voting and nonvoting capital stock to other investors from time to time and that issuing any such shares will reduce the pro rata ownership of the Creditor in the capital stock of the Corporation.

3.4 Restrictions on Transfer. The Creditor is aware of the restrictions of transferability of the Settlement Shares and further understands and acknowledges that any certificates evidencing the Settlement Shares will bear the following legends, to which such interests will be subject:

> **THE SHARES EVIDENCED BY THIS ERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED FOR SALE UNDER ANY STATE SECURITIES LAWS (COLLECTIVELY, "SECURITIES LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED FOR SALE UNDER ALL APPLICABLE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, ANY SUCH OFFER, SALE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH SECURITIES LAWS.**

The Creditor further understands that following the purchase of the Settlement Shares, the Settlement Shares may only be disposed of pursuant to either (i) an effective registration statement under the Securities Act of 1933, or (ii) an exemption from the registration requirements of the Securities Act of 1933.

4. Miscellaneous.

4.1 Survival. The warranties, representations and covenants of the Company and the Creditor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Creditor or the Company.

4.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Settlement Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by certified mail, confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (iii) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

4.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

4.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Creditor. Any amendment or waiver affected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement.

4.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5. Confidentiality. Nondisclosure. The Creditor represents and agrees that it will keep the terms of this Agreement completely confidential, and the Creditor will not hereafter directly or indirectly disclose or in any way, publicize any information concerning this Agreement without the written consent of the Company, except as otherwise required by law.

6. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Covenant. The Company covenants to and in favor of the Creditor that it will, forthwith after the execution of this Agreement, take such steps as are necessary to increase its authorized share capital as required to allow for the issuance of the Settlement Shares.

[Signatures begin on next Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

By: ______________________________
Mark Josipovich, President, CEO
Address: 21098 Bake Parkway, Suite 100
Lake Forest, California 92630-2163

______________________________
Daniel T. Josipovich
Address: 21098 Bake Parkway Suite 100
Lake Forest, CA 92630

**Authorized Delivery Address of Settlement Shares:**
Address: 21098 Bake Parkway Suite 100
Lake Forest, CA 92630